EXHIBIT 99.1

Synthesis Energy Systems, Inc. to Develop Hekou Blue Economy Industrial Park Projects with 2.5 Billion Yuan (Approximately $380 Million) Planned Buildout for Shandong Dongying Hekou District Government to Supply Pipeline Hydrogen for Refining Cleaner Transportation Fuels

SES Partners with China Environment State Investment Co. to Expand SGT Stronghold to Two of Three Designated Industrial Park Facilities in Dongying City, Shandong Province

SES and CESI Intend Clean Energy Project to Demonstrate CO2 Capture and Utilization

HOUSTON, June 15, 2016 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), the global leader of full-range feedstock flexibility in advanced energy gasification technology, announced that the Company, together with state-owned China Environment State Investment Company (CESI), signed a project investment and cooperation agreement with Shandong Dongying Hekou District Government on June 14th. The project will use SES Gasification Technology’s (SGT) clean syngas to produce lower-cost hydrogen needed for clean fuels production by refineries at the Hekou Blue Economy Industrial Park Project in Dongying City, Shandong Province. The planned build-out consists of multiple projects completed in phases with an estimated preliminary total  investment of approximately 550 million yuan (approximately $85 million) for the first project, with the completed facility expected to deliver 50,000Nm3/hr of 99.99% high purity hydrogen, as well as syngas and other industrial gases, to the local refineries in the park. The scale of the entire undertaking for the industrial park is projected to produce a combined 300,000Nm3/hr of hydrogen, syngas and other industrial gases, with total construction investment of 2.5 billion yuan (approximately $380 million). The projects are intended to be funded by equity from a combination of SES, CESI and/or their arranged funding partners along with debt financing through the optimization of construction and equipment financing and bank debt.

In addition to providing hydrogen and other gases, this project, and the previously announced SES-CESI Dongying pipeline hydrogen project in Lijin Binhai New District, are expected to become demonstration sites for energy conservation and emission reduction through the capture and utilization of CO2. The Hekou Government will assist in coordinating with the local Shengli Oil Field for the demonstration of using the projects’ CO2 for oil field flooding, and provide support in the project’s application to achieve National Demonstration Project status.

“We are pleased to move forward with our second major clean energy undertaking in China together with CESI, in support of the government’s environmental and economic initiatives to centralize industry into cleaner and more efficient industrial parks. We would like to thank CESI for its continued strong support and also that of the local governments of Dongying, Shandong Province. This new project will be a sister facility to our first joint CESI-SES hydrogen project, in nearby Lijin County, Bihnai New District,” said DeLome Fair, SES President and CEO. “The combination of these two SES Gasification Technology projects will benefit all parties involved and we believe it will become a major hydrogen and industrial gas supply hub in the two most promising industrial parks in Dongying City. We are most pleased to have such strong support for our clean energy technology from our partners and the local governments. Together with CESI, we are immediately moving forward into the next phase of development to secure definitive agreements for gas sales; complete initial engineering steps required for finalizing the cost and for permitting; establish the official project company; secure government approvals, and complete the financing requirements. The timeline established by the parties includes a target to complete the required project development steps by the end of 2016 that are necessary for the project to apply for government approvals and to complete the financing necessary to begin construction.”

“Dongying City is in the backyard of Shengli Oil Field and has the highest concentration of local refineries in China. With the policies to drive the refineries away from the city and into the industrial parks, and with the requirement to improve the quality of oil products and the relaxation of rules on the rights to import and use imported crude oil, the demand from the local refineries for hydrogen will grow. Our Lijin and Hekou coal-to-hydrogen projects, which are located in the two industrial parks that have the most growth potential in Dongying, are extremely attractive,” said Wang Wei, CESI Chairman. “In the future, these projects can make CO2 flooding possible and have the potential to become national level demonstration projects for large-scale centralized hydrogen production. Compared with other alternative processes, coal-to-hydrogen in China is highly competitive, with production costs approximately half that of hydrogen derived from natural gas or methanol cracking processes. CESI is determined to work closely with SES to push forward these projects, and shall secure financing for the projects based on our agreement with SES. We are also eager to embark on more projects together with SES. I would like to thank the project development team for their accurate reading of the market and their strong execution ability."

Hekou Blue Economy Industrial Park, located about 22 miles from Dongying Port and approximately 4.35 miles from Lijin Binhai New District, is the key industrial park for Hekou District for the implementation of China’s yellow and blue national strategic plans. It is considered an important growth pole for advancement of the integration between yellow (river) and blue (sea), promoting land and marine development in a coordinated way, and integrated economic development as well as economic development for future zones. Dongying City houses the largest concentration of non-state-owned refineries in China, and is a city developed via the Shengli Oil Field. New petrochemical projects are not allowed to be built in Dongying except in three industrial parks, which include  both Hekou Blue Economy Industrial Park and Lijin Binhai New District. The Chinese Government is trying to move certain existing refineries into the three industrial parks. The Hekou Blue Economy Industrial Park holds Phase 1 acreage of approximately 12,500, with long-term plans to expand to approximately 44,500 acres. To date, 41 enterprises have been established with 58 projects, including 15 enterprises which have completed construction, at the industrial park.

High purity hydrogen is a key ingredient to upgrade transportation fuels to meet China’s National V Standards. In addition, the non-state-owned refineries are motivated to build new large-scale refineries that increase energy conservation, to replace their existing smaller scale facilities, in order to gain the right to use imported crude oil which requires additional hydrogen. The current source of hydrogen for China’s refineries is primarily through an expensive methanol cracking process or reforming of expensive natural gas. Utilizing SGT syngas to produce hydrogen provides superior economic advantages that are expected to reduce the production cost for customers while enabling the project to provide attractive returns to its shareholders.

“SES is committed to helping CESI and China achieve Growth With Blue Skies with cleaner yet economical energy that is needed to meet growing demand. We are pleased to be launching this second major undertaking in Dongying City and look forward to advancing both facilities in parallel, and establishing a major hydrogen and industrial gas supply hub in this important area of China,” added Ms. Fair. “We will report on the project’s progress in the months ahead, and will continue our work to establish a diversified installed base of earnings generating facilities, selling SGT’s clean syngas and pipeline hydrogen and providing clean power via SGT with our iGAS platform, to newly industrializing and developing regions of the world.”

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal, biomass and municipal solid waste through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology (SGT) can produce clean, low-cost syngas for power generation, industrial fuel gas, chemicals and transportation fuels, replacing expensive natural gas based energy. SGT enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, biomass, and municipal solid waste feedstocks. For more information, please visit: www.synthesisenergy.com.

About China Environment State Investment Co., Ltd

China Environment State Investment Co., Ltd (CESI), known in China as Zhonghuan Guotou, is a state-owned enterprise established in Beijing under the China Ministry of Environmental Protection. CESI is focused on energy conservation and environmental protection, is devoted to developing and investing in the energy conservation and environmental protection industry. CESI has more than ten subsidiaries under its umbrella, currently focusing on four segments: waste water treatment, utilization of solid waste, clean energy, and city centralized heating.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the TSEC joint venture in the joint venture territory; our ability to successfully partner our technology business; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets, including, but not limited to, at our ZZ Joint Venture; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

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